Exhibit 10.26

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (this “Agreement”) is made by and between 5E Advanced Materials, Inc. (together with its subsidiaries and controlled affiliates, the “Company”) and Susan Seilheimer Brennan (“Employee” and, together with the Company, the “Parties”) with respect to the following facts:

WHEREAS, Employee has been employed as the President and Chief Executive Officer of the Company pursuant to the Employment Agreement, dated March 20, 2023, by and between the Company and Employee (the “Employment Agreement”);

WHEREAS, Employee has submitted notice of her resignation from employment and all offices and board positions with the Company, which notice will be effective June 1, 2024; and

WHEREAS, in connection with the Employee’s resignation, it is the mutual desire of the Parties to effect a final resolution and compromise of any and all matters between them from the beginning of time until the Separation Date (defined below).

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

1.
Separation Date; Transition. The Parties agree that June 3, 2024 will be Employee’s last day of employment with the Company (the “Separation Date”). Employee hereby resigns from any and all offices and board positions with the Company and its subsidiaries effective as of June 1, 2024; provided that, if Employee is elected as a member of the Company’s Board of Directors (the “Board”) at the Company’s Annual Meeting of Shareholders on June 24, 2024, Employee shall immediately decline such appointment and/or resign from such Board position upon election. Effective as of the Company’s first payroll in July 2024, Employee’s active coverage under and participation in all benefit plans and programs sponsored by the Company or its affiliates shall terminate.
2.
Separation Date Matters.
a.
Accrued Obligations. On the Separation Date, Employee shall be entitled to receive the following (the “Accrued Obligations”): (i) the portion of Employee’s Base Salary (as defined in the Employment Agreement) earned through the Separation Date, but not yet paid to Employee; and (ii) any amount accrued and arising from Employee’s participation in, or benefits accrued under any employee benefit plans, programs or arrangements, including any accrued and unused vacation benefits, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements. Subject to the terms of this Agreement, Employee acknowledges and agrees that the Accrued Obligations, together with the consideration set forth in this Agreement, will represent all benefits and compensation due to Employee during the term of her employment with the Company, including all benefits and compensation due to Employee under the Employment Agreement, with the exception of Section

4.10 (Indemnification) of the Employment Agreement.

b.
Expenses. The Company will reimburse Employee for any and all reasonable and necessary business expenses incurred by Employee in connection with the performance of her job duties prior to the Separation Date in accordance with the Company’s policies, which expenses shall be submitted to the Company with supporting receipts and/or documentation no later than thirty (30) days after the Separation Date.
c.
Indemnification. In the event that Employee is made a party, a witness, or threatened to be made a party or witness to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than any Proceeding initiated by Employee or the Company related to any contest or dispute between the Employee and the Company or any of its affiliates with respect to this Agreement or the Employment Agreement, by reason of the fact that the Employee is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, the Employee shall be indemnified and held harmless by the Company as described in the Indemnification Agreement, dated April 24, 2023, and executed by Employee and the Company and attached as Exhibit A to the Employment Agreement (“Indemnification Agreement”).
3.
Severance Payment.
a.
Severance Payments and Benefits. In consideration of Employee’s promises, covenants and agreements in this Agreement and Employee’s execution of this Agreement within twenty-one (21) days of May 30, 2024 and Employee’s non-revocation of this Agreement, Employee shall be entitled to the following payments and benefits, each as further set forth on Exhibit A attached hereto, in each case, the sufficiency of which is hereby expressly acknowledged:
i.
an amount equal to $350,000, representing Employee’s annual bonus for the 2024 fiscal year, less all appropriate federal and state income and employment taxes, to be paid in one lump sum no later than August 15, 2024;
ii.
an amount equal to $1,000,000, which represents twenty-four (24) months of Employee’s Base Salary as currently in effect ($500,000), less all appropriate federal and state income and employment taxes (together with the amount described in clause (i) above, the “Severance Payment”), to be paid in one lump sum no later than fifteen (15) calendar days following July 18, 2024;
iii.
if Employee timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Employee for the difference between the monthly COBRA premium paid by the Employee for the Employee and her dependents after the Separation Date and the monthly premium amount paid by Employee as of the Separation Date (the “COBRA Reimbursement”). Such reimbursement shall be paid to the Employee on the fifth (5th) day of the month immediately following the month in which the Employee timely remits the premium payment. The Employee shall be eligible to receive such reimbursement during the period commencing on the Separation Date and ending upon the earliest of: (i) the eighteen (18)-month anniversary of the Separation Date; (ii) the date Employee is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which Employee receives substantially similar coverage from another employer or other source. Notwithstanding the foregoing, if the Company’s making payments under this Section 3(a)(iii) would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act (the “ACA”), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder, the Parties agree to reform this Section 3(a)(iii) in a manner as is necessary to comply with the ACA;
iv.
Employee shall be entitled to the Equity Acceleration (as defined below) pursuant to and in accordance with Section 4; and
v.
Employee shall retain her Retention Bonus (as defined in the Retention Agreement, by and between Employee and 5E Boron Americas, LLC, dated December 1, 2023 (the “Retention Agreement”)) previously paid by the Company, and the Company will waive any repayment obligations pursuant to the terms of the Retention Agreement as a result of Employee’s resignation of employment (the “Repayment Waiver”).

b.
Acknowledgements. Employee acknowledges and agrees that the Severance Payment, the COBRA Reimbursement, the Equity Acceleration and the Repayment Waiver constitute adequate legal consideration to which Employee is not otherwise entitled by law or contract, in exchange for the promises, and representations made by Employee in this Agreement. Employee understands that Employee will receive the consideration provided under this Section 3 and Section 4 if, and only if, Employee signs and returns this Agreement to 5E Advanced Materials, Inc., 9329 Mariposa Road, Suite 210, Hesperia, CA 92344, Attn: Human Resources, or by email at [ ], no later than twenty-one (21) days from May 30, 2024 and does not revoke this Agreement and otherwise fully complies with its terms. Employee further understands that the Company will not be required to provide any portion of the Severance Payment until after this Agreement becomes effective at the time specified in Section 7(b). Employee agrees the Company has not made any representations to Employee regarding the legal tax consequences of any funds received pursuant to this Agreement. Employee agrees to pay any federal or state taxes remaining due which may be required to be paid with respect to this Agreement and agrees to indemnify and hold the Company harmless for any tax liability whatsoever.
4.
Treatment of Outstanding Equity Awards. As of immediately prior to the Separation Date, the Parties acknowledge and agree that Employee held only the nonqualified stock options (“Stock Options”), restricted share units (“RSUs”) and performance share units (“PSUs”, and, together with the Stock Options and the RSUs, the “Equity Awards”) under the 5E Advanced Materials, Inc. 2022 Equity Compensation Plan, as amended (the “Plan”) and the applicable award agreements thereunder, the material terms of which are summarized on Exhibit A. Except as set forth on Exhibit A, Employee acknowledges and agrees that she holds no other incentive equity in the Company. Subject to Employee’s strict compliance with the Restrictive Covenants (as defined in Section 11(c)) and any other restrictive covenants to which Employee is bound under any other agreements with the Company and in consideration of, and subject to, Employee’s promises, covenants and agreements in this Agreement, effective at the time specified in Section 7(b), the unvested Stock Options shall immediately vest and become exercisable in full and, subject to this Section 4, any Stock Options that so vest shall remain exercisable until the stock option expiration date set forth in the applicable stock option agreement (the “Stock Option Agreement”) (such treatment, the “Equity Acceleration”). The unvested RSUs and PSUs will terminate and be forfeited as of the Separation Date.

Except as otherwise explicitly provided in this Section 4, all terms of Employee’s award agreements for the Equity Awards shall continue to control, including with respect to Employee’s payment of the exercise price for any Stock Option exercise and the Company’s (or its affiliate’s) right to withhold, or to require remittance of, an amount sufficient to cover any federal, state or local withholding tax requirements. For the avoidance of doubt, in the event of Employee’s breach of any of the Restrictive Covenants or any other restrictive covenants to which Employee is bound under any other agreements with the Company, the Employee shall immediately forfeit all Equity Awards, and such Equity Awards, and any benefits derived therefrom, shall be subject to Section 16 below.

5.
No Other Payments or Benefits Due. Aside from the Severance Payment, COBRA Reimbursement, the Equity Acceleration and the Repayment Waiver, Employee acknowledges that Employee has been paid all wages or other compensation, including, but not limited to accrued salary, accrued, unused vacation benefits, incentives, bonuses, equity and phantom equity awards or commissions that Employee has earned or become entitled to during Employee’s employment with the Company or its predecessors or affiliates through the date Employee executes this Agreement. Without limiting the foregoing, Employee acknowledges and agrees that none of Employee’s PSUs have vested, and that all of Employee’s PSUs shall be forfeited and terminate immediately upon the termination of Employee’s employment in accordance with the Plan and Employee’s PSU award agreement. Employee agrees that Employee does not have knowledge of any potential or actual dispute with the Company about any unpaid wages or compensation which Employee believes Employee is entitled to but has not been paid as of the date Employee executes this Agreement. Employee understands and acknowledges that Employee shall not be entitled to any payments or benefits from the Company other than those expressly set forth in Sections 2, 3 and 4.

6.
General Release. Employee, on behalf of herself and her personal representatives, agents, heirs, and assigns, hereby generally releases and agrees not to sue the Company, and its direct or indirect parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities, past and present, as well as their past and present employees, officers, directors, agents, contractors, heirs, successors, insurers, attorneys, and assigns (collectively, “Released Parties”), for any and all claims, known and unknown, related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with the Company and the termination of Employee’s employment (the “General Release”). The General Release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the Title VII of the Civil Rights Act of 1964, as amended, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Equal Pay Act, the federal Family Medical Leave Act, the Texas Constitution, Chapters 21 and 451 of the Texas Labor Code, the California Fair Employment and Housing Act, the California Family Rights Act, the California Investigative Consumer Reporting Agencies Act, the California Labor Code, the California Business & Professions Code and the California Constitution, all wage claims, wrongful termination claims, discrimination claims, harassment claims, retaliation claims, and any and all claims arising under any federal, state, local or other governmental statute, law, regulation or ordinance, and all claims for attorney’s fees, costs and expenses. Employee expressly waives Employee’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee’s behalf, related in any way to the matters released herein. This Agreement expressly releases claims under the False Claims Act to the fullest extent permitted by law. To the extent that a court of competent jurisdiction were to conclude that pre-filing releases of claims under the False Claims Act are not enforceable absent government knowledge of the alleged claims, the Parties agree that Employee will be permitted to participate in any legal proceedings under the False Claims Act. But, Employee specifically waives any rights she may have to receive any monetary award from such proceedings.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

EMPLOYEE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS EMPLOYEE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

Employee agrees that the release set forth in this section shall be and remains in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation and any right to receive an award for information provided thereunder, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission (the “EEOC”), or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company for discrimination (with the understanding that Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company or any Released Party for any alleged discriminatory treatment), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims for indemnity under the bylaws of the Company, as provided for by California or Delaware law or under any applicable insurance policy or pursuant to the Indemnification Agreement with respect to Employee’s liability as an employee, director or officer of the Company, and any claims to any benefit entitlements vested as of the Separation Date pursuant to written terms of any employee benefit plan of the Company or its affiliates and Employee’s right under applicable law.

7.
Age Discrimination in Employment Act. Employee is advised to seek independent legal advice prior to accepting this Agreement.
a.
Acknowledgements/Time to Consider. Employee understands, acknowledges and agrees that Employee has been advised by this writing that (i) Employee has read and understands the terms of this Agreement; (ii) Employee has been advised in writing that Employee has a right to and should consult with an attorney before executing this Agreement; (iii) Employee has obtained and considered such legal counsel as Employee deems necessary; (iv) Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled; (v) Employee has been given twenty- one (21) days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full twenty-one (21)-day period at Employee’s option), and the Parties agree that such time period to review this Agreement shall not be extended upon any material or immaterial changes to this Agreement; (vi) by signing this Agreement, Employee specifically acknowledges and agrees that Employee knowingly and voluntarily waives all rights or claims arising under the Age Discrimination in Employment Act of 1967 (the “ADEA”); and (vii) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the twenty-one

(21) day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

b.
Revocations/Effective Date of this Agreement. Employee may revoke Employee’s acceptance of this Agreement within seven (7) calendar days after the date Employee signs it. Employee’s revocation must be in writing and received by 5E Advanced Materials, Inc. at 9329 Mariposa Road, Suite 210, Hesperia, CA 92344, Attn. Human Resources, or by email at [ ], on or before the eighth (8th) day (Pacific Daylight Time) after the date Employee signs this Agreement in order to be effective (the “Revocation Period”). If mailed, the revocation must be properly addressed to the above addressee and postmarked no later than the last day of the Revocation Period. If Employee does not revoke acceptance of this Agreement within the Revocation Period, Employee’s acceptance of this Agreement shall become binding and enforceable on the eighth (8th) day (Pacific Daylight Time) after the date Employee signs this Agreement.

c.
Preserved Rights of Employee. This Agreement does not waive or release any rights or claims that Employee may have under the ADEA that arise after the execution of this Agreement.
8.
Representation Concerning Filing of Legal Actions. Employee represents and warrants that Employee does not presently have on file, and further represents that Employee will not hereafter file, any claims, grievances, actions, appeals or complaints against the Company or the Released Parties in or with any state or federal court, or before any other tribunal or panel of arbitrators, public or private, based upon any actions occurring prior to the date of this Agreement, including but not limited to any claims arising out of the cessation of Employee’s employment with the Company, unless otherwise permitted by law. If such an action or charge has been filed by Employee, or on Employee’s behalf, Employee agrees not to participate in any such proceeding and Employee will use Employee’s best efforts to cause it immediately to be withdrawn and dismissed with prejudice.

Notwithstanding the foregoing, nothing in this Agreement shall interfere with the Employee’s right to file a charge, cooperate or participate in an investigation or proceeding conducted by the EEOC or other federal or state regulatory or law enforcement agency. However, the consideration provided to the Employee in this Agreement shall be the sole relief provided to the Employee for the claims that are released by the Employee herein and Employee will not be entitled to recover and agrees to waive any monetary benefits or recovery against the Company in connection with any such claim, charge or proceeding without regard to who has brought such complaint or charge, except that nothing in this Agreement shall be interpreted to prohibit or prevent Employee from recovering an award for filing or participating in any whistleblower complaint filed with the Securities and Exchange Commission.

9.
Ownership of Claims. Employee represents and warrants that Employee is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein. Employee further represents and warrants that there has been no assignment or other transfer of any interest in any such matters, claims or demands which Employee may have against the Released Parties.
10.
Cooperation. The Parties agree that certain matters in which Employee was involved during her employment with the Company may necessitate Employee’s cooperation in the future. Accordingly, Employee agrees that Employee will assist and cooperate with the Company and its affiliates (including its personnel) concerning reasonable requests with respect to matters arising out of Employee’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of Employee’s other activities. The Company shall reimburse the Employee for reasonable expenses incurred in connection with such cooperation and, to the extent that the Employee is required to spend substantial time on such matters, the Company shall compensate the Employee at an hourly rate based on Employee’s Base Salary at the time of separation, i.e., $500,000 annually.
11.
Restrictive Covenants.
a.
Continued Obligations. Employee hereby covenants and agrees that Sections 8 and 9 of the Employment Agreement are incorporated by reference into this Agreement, mutatis mutandis; provided that, for purposes of this Agreement, Sections 8.2, 8.3 and 8.4 of the Employment Agreement will apply until the Separation Date. In addition, during her employment with the Company and following the Separation Date, Employee shall not use any trade secret of the Company or its subsidiaries or affiliates to solicit, induce, or encourage any customer, client, vendor, or other party doing business with any member of the Company and its subsidiaries and affiliates to terminate its relationship therewith or transfer its business from any member of the Company and its subsidiaries and affiliates and the Employee shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

b.
Confidentiality and Return of Company Property. Employee understands and agrees that as a condition of receiving the Severance Payment, the COBRA Reimbursement, the Equity Acceleration and the Repayment Waiver, all Company property must be or must have been returned to the Company on or before the Separation Date. By signing this Agreement, Employee represents and warrants that Employee has returned to the Company on or before the Separation Date, all Company property, data and information (including any copies) belonging to the Company.

In the event that Employee believes that Employee is legally obligated by statutory or regulatory requirements (including compulsory legal process), to make such disclosures, Employee will contact the Corporate Secretary at [ ] within twenty-four (24) hours of receiving notice that Employee is so obligated.

Employee understands that the confidentiality covenants contained in this Section 11(b) are a material inducement for the Company to enter into this Agreement and that the breach thereof will be considered a material breach of this Agreement.

c.
Other Covenants. For the avoidance of doubt, the restrictive covenants set forth in this Section 11 (collectively, the “Restrictive Covenants”) are in addition to, and not in lieu of, any restrictive covenants to which the Employee may otherwise be subject.
d.
Injunctive Relief. Employee acknowledges and agrees that in the event of the Employee’s actual or threatened breach of any of the Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that, in the event of any actual or threatened breach by the Employee of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 11 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including without limitation the remedies set forth in Section 16 of this Agreement and the recovery of any damages that the Company is able to prove.
12.
Exceptions; Other Protected Activity. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit either party (or either party’s attorney(s)) from

(i) communicating directly with, filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the EEOC, the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Further, nothing herein will prevent Employee from participating in activity permitted by Section 7 of the National Labor Relations Act or from filing an unfair labor practice charge with the NLRB. Pursuant to 18 USC Section 1833(b), Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Employee is required to provide testimony, then unless otherwise directed or requested by a Government Agency or law enforcement, Employee shall notify the Company as soon as reasonably practicable after receiving any such request of the anticipated testimony. Further, nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Employee is not required to contact the Company regarding the subject matter of any such communications before they engage in such communications.

13.
No Admissions. By entering into this Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The Parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
14.
Full Defense and Attorney’s Fees. This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action or suit instituted or attempted by Employee in breach hereof. In the event that any Party to this Agreement asserts a claim for breach of this Agreement, seeks to enforce its terms, or asserts the existence of this Agreement as an affirmative defense, the prevailing Party in any such proceeding shall be entitled to recover costs and reasonable attorney’s fees, to the fullest extent permitted by law.
15.
Severability. In the event any provision of this Agreement be declared or determined by a court or other tribunal of appropriate jurisdiction to be unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.
16.
Remedies for Breach. Employee acknowledges and agrees that if a court of competent jurisdiction enters final judgment that Employee has materially breached any enforceable term of this Agreement, including, but not limited to, the Restrictive Covenants, then Employee will be obligated to pay and return to the Company in cash an amount equal to the sum of the Severance Payment, the COBRA Reimbursement, the value of the Equity Acceleration and the value of the Repayment Waiver within thirty

(30) days following the breach, except for five hundred thousand dollars ($500,000), which shall be deemed sufficient consideration for the release of claims set forth in Section 6 hereof. In the event a court of competent jurisdiction enters final judgment that the Employee has materially breached any enforceable term of this Agreement, including but not limited to, the Restrictive Covenants, (i) any vested Stock Options then held by Employee pursuant to the Plan and the Stock Option Agreement that have not yet been exercised shall be immediately forfeited and terminated, (ii) Employee shall deliver to the Company, upon written notice from the Company to the Employee, any shares of Company common stock acquired upon the exercise of any Stock Options, and (iii) if the Employee has previously sold any of the shares of the Company’s common stock derived from any of the Equity Awards, Employee shall promptly pay to the Company in cash, upon written notice from the Company to the Employee, an amount equal to the lesser of the amount Employee was paid for the sale or the economic value of such acquired shares of common stock at the time judgment is entered.

17.
Applicable Law. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of California, except for the provisions hereof related to the Equity Awards and Plan, which shall be interpreted, enforced and governed by and under the laws of the State of Delaware. The Parties agree that jurisdiction and venue shall lie exclusively within the State of California for any action involving the validity, interpretation or enforcement of this Agreement, or for any claim for breach of this Agreement, for damages, and for other relief sought under this Agreement. Notwithstanding the foregoing, the Company may seek injunctive or equitable relief to enforce the terms of this Agreement in any court of competent jurisdiction.
18.
Successors and Assigns. It is expressly understood and agreed by the Parties that this Agreement and all of its terms shall be binding upon each Parties’ representatives, heirs, executors, administrators, successors and assigns and inures to the benefit of each of the Company’s current, former, and future corporate parents, subsidiaries, related entities, affiliates, employee benefit plans, and related entities or corporations and their past and present officers, directors, shareholders, creditors, fiduciaries, agents, employees, partners, attorneys, representatives, promoters, heirs, predecessors, successors, and assigns.
19.
Entire Agreement; Modification; Waiver. This Agreement and the award agreements for Employee’s Equity Awards (as modified by this Agreement, but remaining subject to all provisions of the Plan), herein incorporated by reference, are intended to be a single, integrated, written contract, expressing the entire agreement between the Parties and supersedes and cancels any and all other and prior agreements, written or oral, between the Parties regarding the subject matter herein (including, but not limited to, the Employment Agreement), except as otherwise explicitly provided in this Agreement. The Parties further understand and agree that this Agreement may not be modified or amended, nor may any provisions of this Agreement be waived, except by an instrument in writing signed by the Parties hereto. No written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
20.
Consultation with Counsel. Employee acknowledges that Employee has had the opportunity to consult with legal counsel of Employee’s choice prior to execution and delivery of this Agreement. Employee understands and agrees that Employee may be waiving significant legal rights by signing this Agreement and represents that Employee has entered into this Agreement voluntarily with a full understanding of, and in agreement with, all of its terms.
21.
Headings. The headings in each section herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.
22.
Tax Compliance. Notwithstanding any other provision herein: the Parties hereto intend that payments and benefits under this Agreement be exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt therefrom, and the Company and Employee may mutually adopt such amendments to the Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to make any payment hereunder exempt from or compliant with Section 409A; provided that, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Employee by Section 409A or damages for failing to comply with Section 409A; whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company; and Employee shall have no right to determine, directly or indirectly, the year of any payment subject to Section 409A.

Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Employee in connection with the Employee’s termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Employee is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date following the six-month anniversary of the Separation Date or, if earlier, on the Employee’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Employee in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

23.
Medicare Affirmation. Employee affirms, covenants, and warrants that Employee is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time of payment pursuant to this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Employee will indemnify, defend, and hold the Released Parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorney’s fees, and Employee further agrees to waive any and all future private causes of action for damages pursuant to 42

U.S.C. § 1395y(b)(3)(A) et seq.

24.
No Wrongdoing. Employee represents and warrants that prior to signing this Agreement, Employee has not committed any wrongdoing against the Company, and has not breached any Company policy or violated any rule of conduct contained in Company’s Employee Handbook, or policies and procedures. Employee understands that the covenant contained in this section is a material inducement for the Company in entering into this Agreement, and that, any breach thereof will be deemed a material breach of this Agreement.
25.
Counterparts. This Agreement may be executed in separate counterparts and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

[Signature page follows]

5E advanced materials, inc.	EMPLOYEE

By: /s/ David Salisbury	By: /s/ Susan Seilheimer Brennan

David Salisbury	Susan Seilheimer Brennan
Chairman of the Board	June 3, 2024
June 3, 2024

[Signature page to Supplemental Release]

EXHIBIT A

Severance Payments and Benefits